Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of JPMorgan Chase & Co., and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints JAMES DIMON, MICHAEL J. CAVANAGH, STEPHEN CUTLER, DONALD H. MCCREE III, NEILA B. RADIN and ANTHONY J. HORAN, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of JPMorgan Chase & Co. on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of preferred stock of JPMorgan Chase & Co. to be issued in exchange for the outstanding preferred stock of The Bear Stearns Companies Inc., a wholly-owned subsidiary of JPMorgan Chase & Co., upon consummation of the proposed merger of another wholly-owned subsidiary of JPMorgan Chase & Co. with and into The Bear Stearns Companies Inc., and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of JPMorgan Chase & Co. and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as JPMorgan Chase & Co. might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of JPMorgan Chase & Co. and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, JPMorgan Chase & Co. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

JPMORGAN CHASE & CO.

/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated: June 3, 2008

Signature	Title	Date

/s/ James Dimon
James Dimon	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Crandall C. Bowles Crandall C. Bowles	Director

/s/ Stephen B. Burke Stephen B. Burke	Director

/s/ David M. Cote David M. Cote	Director

/s/ James S. Crown James S. Crown	Director

/s/ Ellen V. Futter Ellen V. Futter	Director

/s/ William H. Gray, III William H. Gray, III	Director

/s/ Laban P. Jackson, Jr. Laban P. Jackson, Jr.	Director

/s/ Robert I. Lipp Robert I. Lipp	Director

/s/ David C. Novak David C. Novak	Director

/s/ Lee R. Raymond Lee R. Raymond	Director

/s/ William C. Weldon William C. Weldon	Director

/s/ Michael J. Cavanagh
Michael J. Cavanagh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Louis Rauchenberger
Louis Rauchenberger	Managing Director and Controller (Principal Accounting Officer)